Exhibit 3.3

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              SWIFT ENERGY COMPANY

                               a Texas corporation



     SWIFT ENERGY COMPANY, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act ("TBCA"), hereby adopts these Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and contain no other change in any provision thereof. These Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation on December 16, 2005.

                                   ARTICLE I

     The name of this corporation is Swift Energy Company (the "Corporation").

                                   ARTICLE II

     The period of the Corporation's duration is perpetual.

                                  ARTICLE III

     The Corporation is organized for the purpose of engaging in any lawful act, activity and/or business for which corporations may be organized under the Texas Business Corporation Act.

                                   ARTICLE IV

     The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 90 million shares, consisting of
(a) 85 million shares of Common Stock, par value $.01 per share ("Common Stock"), and (b) 5 million shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

     The Board of Directors shall issue Preferred Stock from time to time at its option for such consideration and pursuant to such terms and conditions as it may decide. The Board of Directors shall determine the relative rights and preferences of the Preferred Stock and Common Stock and may, at its option, divide such Preferred Stock into series and determine variations, if any, between any series so established.

                                   ARTICLE V

     No shareholder shall have a preemptive right to acquire any shares or securities of any class, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation.

                                   ARTICLE VI

     The address of the Corporation's registered office is 16825 Northchase Drive, Suite 400, Houston, Texas 77060, and the name of its registered agent at such address is Terry E. Swift.

                                  ARTICLE VII

     The number of  directors of this  Corporation  shall be not less than three
(3) nor more than fifteen (15), the exact number to be fixed from time to time in the manner provided in the Bylaws of the Corporation. The number of directors constituting the existing Board of Directors is nine (9), and the names and addresses of such persons who are to serve as directors until each of his/her successors is elected and qualified are:

                Name                                        Address
          Henry C. Montgomery                         16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          Clyde W. Smith, Jr.                         16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          A. Earl Swift                               16825 Northchase Drive, Suite 400
                                                      Houston, Texas 77060
          Terry E. Swift                              16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          Deanna L. Cannon                            16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          Raymond E. Galvin                           16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          Douglas J. Lanier                           16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          Greg Matiuk                                 16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060
          Bruce H. Vincent                            16825 Northchase Drive, Suite 400
                                                      Houston, Texas  77060

                                  ARTICLE VIII

     The right to cumulate votes in the election of directors is hereby expressly denied.

                                   ARTICLE IX

     Except as may otherwise be provided in the bylaws, the Board of Directors of this Corporation is expressly authorized to alter, amend, or repeal the bylaws or to adopt new bylaws of this Corporation without any action on the part of the shareholders; but the bylaws made by the directors and the powers so conferred may be altered or repealed by the shareholders.

                                    ARTICLE X

     Pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, as amended, no member of the Board of Directors of the Corporation shall be liable, personally or otherwise, in any way to the Corporation or its shareholders for monetary damages caused in any way by an act or omission occurring in the director's capacity as a director of the Corporation, except that this Article does not eliminate or limit liability of a director to the extent that the director is found liable for:

     (1) a breach of a director's duty of loyalty to the Corporation or its shareholders;

     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which the director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                   ARTICLE XI

     The Corporation shall have the obligation or power, as may be applicable under the Corporation's bylaws, to indemnify its officers, directors, employees and agents for costs and expenses incurred by such persons in connection with certain legal proceedings, and to purchase and maintain liability insurance for those persons, as provided in the Corporation's bylaws and any future amendments thereto, and to the full extent permitted by the applicable laws of the State of Texas and any future amendments thereto.

                                   ARTICLE XII

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Such consent or consents shall be in such form and shall be delivered to the Corporation in such manner as specified in Article 9.10A of the Texas Business Corporation Act, as amended, or similar successor provision.

     Executed effective as of the 29th day of December, 2005.


                                             /s/ Bruce H. Vincent
                                             -----------------------------------
                                             Bruce H. Vincent, President

                                    EXHIBIT A

                          CERTIFICATE OF DESIGNATION OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION
                                       of
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       of
                              SWIFT ENERGY COMPANY
                       Pursuant to Article 2.13(D) of the
                         Texas Business Corporation Act

     SWIFT ENERGY COMPANY, a corporation organized and existing under the Texas Business Corporation Act (the "Corporation"), in accordance with the applicable provisions thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation of the said Corporation, the said Board of Directors effective as of December 15, 2005 duly adopted the following resolution creating a series of shares of Preferred Stock effective at 9:00 a.m., local time in Austin, Texas on December 28, 2005 designated as "Series A Junior Participating Preferred Stock":

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                  Series A Junior Participating Preferred Stock

     1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

     2. Dividends and Distribution.

        (A) Subject to the prior and superior right of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of January, April, July and October, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance, of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The "Adjustment Number" shall initially be 1000. In the event that the Corporation (or Swift Energy Company as to which the Corporation is a successor in part) shall at any time after August 12, 1997 (the "Rights Declaration Date") (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph
(A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

        (C) The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

        (A) Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

        (B) Except as required by law and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4. Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

             (i) declare or pay dividends on, make any other distributions on, or redeem or Purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

             (ii)declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

             (iii) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up.

        (A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

        (B) In the event, however,that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the
Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

        (C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning or this Section 6.

     7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     8. No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Company.

     9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends, and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

     10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation of the Corporation, as amended or restated from time to time, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

     11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 1:00 p.m., local time in Austin, Texas on this 28th day of December, 2005.

                                           SWIFT ENERGY COMPANY



                                           By: /s/ Bruce H. Vincent
                                             -----------------------------------
                                             Bruce H. Vincent
                                             President